Exhibit 8(vi) under Form N-1A
                                        Exhibit 10 (iv) under Item 601/Reg. S.K.

                                  STATE STREET
                                 GLOBAL CUSTODY

                                  FEE SCHEDULE
       Addendum to Global Custody Fee Schedule Executed on January 1, 1997

                                 Federated Funds



      Country                 Holdings Charge         Trading Charge

       Russia                   55 Basis Points            $300



FEDERATED SERVICES COMPANY          STATE STREET BANK & TRUST CO.

BY:  /s/ Arthur Cherry              BY:  /s/ Michael E. Hagerty

TITLE:  President & CEO             TITLE:  Vice President

DATE:  August 25, 1997              DATE:  August 13, 1997